Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (No. 33-91088, 333-24921, 333-84397, 333-61314, 333-116108, 333-155305, and 333-181386) on Form S-8 and the Registration Statements (Nos. 333-109086, 333-122422, and 333-168564) on Form S-3 of Gardner Denver, Inc. of our reports dated February 26, 2013, with respect to the consolidated financial statements of Gardner Denver, Inc., and the effectiveness of internal control over financial reporting of Gardner Denver, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/    Ernst & Young LLP

Philadelphia, PA

February 26, 2013

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